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                                                                    EXHIBIT 99.1

                       (SPECTRUM PHARAMACEUTICALS, INC.)

Contacts:
Rajesh C. Shrotriya, M.D., CEO and President     Anna Kazanchyan, M.D.
Spectrum Pharmaceuticals, Inc.                   Spectrum Pharmaceuticals, Inc.
(949) 743-9295                                   (949) 743-9215




                 SPECTRUM PHARMACEUTICALS COMPLETES $25 MILLION
                          PRIVATE PLACEMENT FINANCING

                      SG Cowen Acted As the Placement Agent

      IRVINE, Calif., April 22, 2004 - Spectrum Pharmaceuticals, Inc. (Nasdaq:
SPPI) today announced that it has raised approximately $25 million through a private placement of approximately 3.2 million shares of its common stock to select institutional and other investors at a price of $7.75 per share. In addition, purchasers of the common stock received warrants to purchase up to approximately 1.1 million shares of common stock at an exercise price of $10.00 per share, which are first exercisable in April 2005. The Company expects to use the net proceeds from this financing for general corporate purposes. SG Cowen acted as the exclusive placement agent on the transaction.

      "We are very pleased to have completed this financing and believe it represents a vote of confidence by the investors in our drug candidates and our ability to carry out our two-pronged business strategy. With over $45 million in cash and cash equivalents, we believe we are in a stronger position to continue the ongoing development, as well as expansion, of our oncology and generic drug portfolios through the acquisition of oncology drug candidates and additional ANDA filings," stated Rajesh Shrotriya, M.D., Chairman, Chief Executive Officer and President of Spectrum.

      The common stock and warrants to purchase common stock have not been registered under the Securities Act of 1933, as amended, nor under applicable state securities laws, and may not be offered or sold in the United States without a registration statement or an exemption from registration requirements. The Company has agreed to file a registration statement covering the privately placed common stock and the common stock issuable upon exercise of the warrants.
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About Spectrum Pharmaceuticals

      Spectrum Pharmaceuticals is a pharmaceutical company engaged in the business of acquiring, developing and commercializing proprietary and generic drug products which have a primary focus on the treatment of cancer and related disorders. The Company's lead drug, satraplatin, is a phase 3 oral, anti-cancer drug being co-developed with GPC Biotech AG, and has been granted fast-track status by the United States Food and Drug Administration (FDA). Elsamitrucin, a phase 2 drug, will initially target non-Hodgkin's lymphoma. EOquin(TM), a phase 2 drug, is being studied in the treatment of superficial bladder cancer. In addition, the Company has filed with the FDA three Abbreviated New Drug Applications for the generic drugs ciprofloxacin, carboplatin and fluconazole. For additional information, including SEC filings, visit the Company's web site at www.spectrumpharm.com.

Forward-looking statements

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, the acquisition of additional drug compounds, the timing and success of future regulatory filings, including ANDA filings, the development and expansion of our drug candidates, and any statements that relate to the intent, belief, plans or expectations of the Company or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing drug candidates may not prove safe or effective, the possibility that the timing of our clinical trials may be delayed, the possibility that our existing drug candidates may not receive approval from the FDA in a timely manner or at all, the possibility that our existing drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that pre-clinical or early clinical data may not be indicative of future results, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues and need for additional financing, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our management's limited experience working together, our dependence on third parties for clinical trials and other risks that are described in further detail in the Company's reports filed with the Securities and Exchange Commission.